Exhibit 23.19

Consent of Qualified Person

In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures
§229.1302(b)(4)(iv) and §229.601(b)(23)

Report Description

Report titled "Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina"
("Report")

Piedmont Lithium Inc.
("Company")

Carolina Lithium Project
("Deposit")

Statement

I, Leon McGarry, P, Geo., of McGarry Geoconsulting Corp., confirm that:

●	ln connection with the filing of the Registration Statement on Form S-3 of the Company (the “Registration Statement”), McGarry Geoconsulting Corp. consents to:
o
The incorporation by reference of the Technical Report Summary titled "Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina" ("TRS - Definitive Feasibility Study") filed with the Company’s 10-K/A filed April 25, 2023 and incorporated by reference into the Company’s 10-K filed February 28, 2024, into the Registration Statement; and,

o
The use of the McGarry Geoconsulting name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS - Definitive Feasibility Study; and,

o
The information derived, summarized, quoted or reference from the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is repo1ted or incorporated by reference into the Registration Statement.

●	I have read and understood the requirements of the Regulation S-K 1300 Modernization of Properly Disclosures.
●	I am a "Qualified Person'' as defined by Regulation S-K, and to the activity for which I am accepting responsibility.
●	I have reviewed the Technical Report Summary to which this Consent Statement applies.
●
I am a full-time employee of McGarry Geoconsulting Corp. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based. The Report maintains an effective date of December 31, 2021.

I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation as of the effective date of the report, December 31, 2021, relating to:

o	Section 1 - Executive Summary
o	Section 2 - Introduction
o	Section 3 - Property Description
o	Section 4 - Accessibility, Climate, Local Resources, Infrastructure, Physiography
o	Section 5 - History
o	Section 6 - Geological Setting, Mineralization, and Deposit
o	Section 9 - Data Verification
o	Section 10 - Mineral Processing and Metallurgical Testing
o	Section 11 - Mineral Resource Estimates
o	Section 22 - Interpretation and Conclusions
o	Section 23 - Recommendations
o	Section 24 - References
o	Section 25 - Reliance on Information Provided by the Registrant

CONSENT

I consent to the incorporation by reference of the Technical Report Summary by Piedmont Lithium Inc. ("Reporting Company") into the Registration Statement on Form S-3 of the Reporting Company.

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

●	The Reporting Company's Annual Reports (10-K) and amendments thereto for the next 12 months;
●	The Reporting Company's Quarterly Reports for the next 12 months;
●	The Reporting Company's Investor Presentations for the next 12 months;
●	The Reporting Company's future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
●	The Reporting Company's exhibition booths at any conferences for the next 12 months; and
●
Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Leon McGarry	September 13, 2024
Signature of Competent Person	Date

Professional Geoscientists Ontario	2348
Professional Membership	Membership Number

/s/ Amy Davies	Amy Davies
Signature of Witness	Print Witness Name